Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alejandro San Miguel and Leslie J. Schreyer, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him or her and in his or her name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-1, any subsequent registration statement filed by the Company pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”) and any and all amendments (including post-effective amendments), free writing prospectuses and supplements thereto to be filed by GLG Partners, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act, (i) 67,150,403 additional shares of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”) issuable upon exercise of up to 67,150,403 outstanding warrants of the Company, (ii) 21,500,003 outstanding warrants to purchase shares of Common Stock and (iii) 17,000,003 outstanding shares of Common Stock and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Noam Gottesman Noam Gottesman	Chairman of the Board, Co- Chief Executive Officer and Director (co-principal executive officer)	December 6, 2007

/s/ Emmanuel Roman Emmanuel Roman	Co-Chief Executive Officer and Director (co-principal executive officer)	December 6, 2007

/s/ Ian G.H. Ashken Ian G.H. Ashken	Director	December 6, 2007

Nicolas Berggruen	Director	December , 2007

/s/ Martin A. Franklin Martin A. Franklin	Director	December 6, 2007

/s/ James N. Hauslein James N. Hauslein	Director	December 6, 2007

/s/ William P. Lauder William P. Lauder	Director	December 6, 2007

Paul Myners	Director	December , 2007

/s/ Peter Weinberg Peter Weinberg	Director	December 6, 2007

/s/ Simon White Simon White	Chief Financial Officer (principal financial and accounting officer)	December 6, 2007

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